TERMINATION AGREEMENT

        TERMINATION AGREEMENT, dated as of June 17, 2003 (this "AGREEMENT"), between United Road Services, Inc., a Delaware corporation (the "COMPANY"), KPS Special Situations Fund, L.P. ("KPS"), a Delaware limited partnership, Blue Truck Acquisition, LLC, a Delaware limited liability company ("BLUE TRUCK"), KPS Management, LLC, a Delaware limited liability company (the "MANAGER"), CFE, Inc., a Delaware corporation ("CFE"), Charter URS LLC, a Delaware limited liability company ("CHARTER"), and the subsidiaries of the Company set forth on the signature pages hereto.

        WHEREAS, the Company, Blue Truck and the Manager have entered into an Exchange Agreement, dated as of an even date herewith, pursuant to which, among other things, the Company is issuing shares of Series B Participating Convertible Preferred Stock of the Company (the "SERIES B PREFERRED") to Blue Truck;

        WHEREAS, the Company and CFE have entered into an Exchange Agreement, dated as of an even date herewith, pursuant to which, among other things, the Company is issuing shares of Series B Preferred to CFE;

        WHEREAS, the Company and Charter have entered into an Exchange Agreement, dated as of an even date herewith, pursuant to which, among other things, the Company is issuing shares of Series C Participating Convertible Preferred Stock of the Company to Charter; and

        WHEREAS, in connection with the execution and delivery of such Exchange Agreements and such other documents executed and delivered in connection with the transactions contemplated thereby, the parties hereto desire to terminate in full all of the agreements listed on SCHEDULE A attached hereto and all other agreements or arrangements entered into prior to the date hereof relating to the equity or management of the Company or, except as to CFE, the provision of services to the Company (collectively, the "TERMINATED AGREEMENTS") and to release the other parties to each of the Terminated Agreements from all obligations or claims thereunder.

        NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        SECTION 1. Each party hereto hereby agrees that each Terminated Agreement to which it is a party or as to which it has any rights is hereby terminated in full as of the date hereof in all respects and for all purposes, and each such agreement is, and shall be, of no further force and effect.

        SECTION 2.

               (a) Each party hereto, on behalf of itself and all of its past, present and future parents, subsidiaries, affiliates, divisions and related business entities, and each of their respective past, present or future administrators, agents, insurers, subrogees, representatives, attorneys, officers, directors, stockholders, managers, members, partners, limited partners, employees, heirs, personal representatives, successors and assigns, and any entity which purports to claim through one or more of them (all of the foregoing, collectively, the "RELEASING PARTIES", and as to CFE only, the "CFE RELEASING PARTIES"), hereby unconditionally and irrevocably releases and forever discharges each other party to any Terminated Agreement to which it is a party or as to which it has any rights and all of such other party's past, present and future parents, subsidiaries, affiliates, divisions and related business entities, and each of their respective past, present or future administrators, agents, insurers, subrogees, representatives, attorneys, officers, directors, stockholders, managers, members, partners, limited partners, employees, heirs, personal representatives, successors and assigns, and any entity which purports to claim through one or more of them (all of the foregoing, collectively, the "RELEASED PARTIES", and as to CFE only, the "CFE RELEASED PARTIES"), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, rights of reimbursement, accrued and unpaid management or other fees, accrued and unpaid dividends, claims and demands whatsoever, in law, equity or otherwise ("RELEASED CLAIMS"), which any Releasing Party shall or may have from the beginning of time to the date hereof for, upon, by reason of or arising from any of the Terminated Agreements; PROVIDED, HOWEVER, that the Released Claims shall exclude (and such excluded claims shall expressly survive this Agreement), any losses, claims, damages, actions, demands, deficiencies, judgments, causes of action or liabilities to the extent and only to the extent arising out of third party claims (the "EXCLUDED CLAIMS"), including, without limitation, reasonable legal fees and other expenses incurred in investigating or defending against any such Excluded Claims, if and only to the extent that such Releasing Party is entitled to indemnification for such Excluded Claims pursuant to (i) Section 3(b) of the Management Services Agreement, dated July, 20, 2000, between the Manager and the Company; (ii) the Company's articles of incorporation or bylaws as in effect on the date hereof; or (iii) any directors' and officers' insurance policy issued to the Company prior to the date hereof. For the avoidance of doubt, nothing in this Agreement shall constitute a release, discharge or modification, or shall otherwise affect the rights, obligations and liabilities, of the Releasing Parties or the Released Parties pursuant to any of the agreements or instruments executed or entered into by all or some of such parties as of the date hereof.

               (b) Each party hereto represents and warrants to each Released Party that there has been no assignment or other transfer of any interest it may hold in any Released Claim.

               (c) If any Releasing Party brings any claim, suit, action or manner of action against the Released Parties (or any of them) in administrative proceedings, in arbitration, at law, in equity or mixed, for any Released Claim, then such Releasing Party and its affiliates shall indemnify the applicable Released Parties (or any of them) in the amount of any final monetary judgment or settlement (monetary or other) and any related costs (including, without limitation, reasonable attorneys' fees) entered against, paid or incurred by the Released Parties (or any of them); PROVIDED, HOWEVER, that this Section 2(c) shall not apply to any CFE Releasing Party or CFE Released Party.

        SECTION 3. This Agreement (i) shall be governed by and construed and enforced in accordance with the laws of the State of New York without reference to choice of law principles; (ii) may not be changed orally; and (iii) shall be binding upon and inure to the benefit of the parties hereto and each of their respective successors and assigns. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        SECTION 4. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one instrument.

                            [Signature Page Follows]

               IN WITNESS WHEREOF, each of the undersigned have executed, or have caused to be executed, this Agreement as of the date first written above.

                                      UNITED ROAD SERVICES, INC.


                                      By:
                                         ---------------------------------
                                             Name:
                                             Title:

                                      KPS SPECIAL SITUATIONS FUND, L.P.


                                      By:
                                         ---------------------------------
                                             Name:
                                             Title:

                                      BLUE TRUCK ACQUISITION, LLC


                                      By:
                                         ---------------------------------
                                             Name:
                                             Title:

                                      KPS MANAGEMENT, LLC


                                      By:
                                         ---------------------------------
                                             Name:
                                             Title:

                                      GE CAPITAL CFE, INC. (formerly, CFE, Inc.)


                                      By:
                                         ---------------------------------
                                             Name:
                                             Title:

                                      CHARTER URS LLC


                                      By:
                                         ---------------------------------
                                             Name:
                                             Title:

                                      URS SOUTHWEST, INC.
                                      URS NORTHEAST, INC.
                                      FAST TOWING, INC.
                                      CITY TOWING, INC.
                                      EL PASO TOWING, INC.
                                      URS OF TENNESSEE, INC.
                                      KEN LEHMAN ENTERPRISES, INC.
                                      URS MIDWEST, INC.
                                      URS WEST, INC.
                                      URS SOUTHEAST, INC.
                                      ROUSE'S BODY SHOP, INC.
                                      GARRY'S WRECKER SERVICE, INC.
                                      ENVIRONMENTAL AUTO REMOVAL,
                                        INC.
                                      E&R TOWING & GARAGE, INC.
                                      BILL & WAG'S, INC.
                                      ARRI BROTHERS, INC.


                                      By:
                                         ---------------------------------
                                             Name:
                                             Title:

                                   SCHEDULE A

1. Stock Purchase Agreement, dated as of April 14, 2000, by and among the Company and Blue Truck (the "BLUE TRUCK PURCHASE AGREEMENT").

2. Amendment No. 1 to the Blue Truck Purchase Agreement, dated as of May 26, 2000, by and among the Company and Blue Truck.

3. Investors' Agreement, dated as of July 20, 2000, between the Company and Blue Truck.

4. Registration Rights Agreement, dated as of July 20, 2000, between the Company, Blue Truck and CFE.

5. Assignment Agreement, dated as of July 20, 2000, by and among Blue Truck, KPS and the Company.

6. Management Services Agreement, dated as of July 20, 2000, between the Manager and the Company.

7. Letter, dated July 20, 2000, from Blue Truck and CFE to Charter and the Company regarding the subordination of dividend payments to Blue Truck and CFE.

8. Waiver of Condition, dated as of April 14, 2000, by the Company with respect to Section 4 of the Blue Truck Purchase Agreement.

9. Acknowledgment, dated July 20, 2000, by the Company, Blue Truck and CFE with respect to price, number of shares and conversion price of the Series A Participating Convertible Preferred Stock of the Company.

10. Stock Purchase Agreement, dated as of July 20, 2000, by and among the Company and CFE (the "CFE PURCHASE AGREEMENT").

11.  Tag-Along Side Letter, dated July 20, 2000, from Blue Truck to CFE.

12. Amended and Restated Purchase Agreement, dated as of April 14, 2000, between the Company and Charter (the "CHARTER PURCHASE AGREEMENT").

13. Amendment to the Charter Purchase Agreement and to the Amended and Restated Investors Agreement (see below), dated May 26, 2000, between the Company and Charter.

14. Amendment to the Charter Purchase Agreement and to the Charter Registration Rights Agreement (see below), dated July 20, 2000, between the Company and Charter.

15. Subordinated Subsidiary Guaranty, dated as of July 20, 2000, by certain subsidiaries of the Company in favor of Charter.

16. Amended and Restated Investors Agreement, dated as of April 14, 2000, between the Company and Charter.

17. Amended and Restated Registration Rights Agreement, dated as of April 14, 2000, between the Company and Charter.

18. Agreement, dated as of July 20, 2000, between the Company and Charter to amend and restate the 1998 Purchase Agreement (defined therein).

19. Side Letter, dated April 14, 2000, from Charter to the Company with respect to subordination as contemplated by the Charter Purchase Agreement.

20. Side Letter, dated April 14, 2000, from Charter to the Company with respect to non-exercise of rights under the 1998 Purchase Agreement.

21.  Notes issued to Charter by the Company, as follows:

                  NO.                    DATED                  AMOUNT

                  A-1          July 20, 2000              $ 84,517,783.49
                  ------------ -------------------------- -------------------
                  11           September 30, 2000         $  1,333,503.00
                  ------------ -------------------------- -------------------
                  12           December 31, 2000          $  1,717,260.00
                  ------------ -------------------------- -------------------
                  13           March 31, 2001             $  1,751,366.00
                  ------------ -------------------------- -------------------
                  14           June 30, 2001              $  1,786,394.00
                  ------------ -------------------------- -------------------
                  15           September 30, 2001         $  1,822,121.00
                  ------------ -------------------------- -------------------
                  16           December 31, 2001          $  1,858,564.00
                  ------------ -------------------------- -------------------
                  17           March 31, 2002             $  1,895,735.00
                  ------------ -------------------------- -------------------
                  18           June 30, 2002              $  1,933,650.00
                  ------------ -------------------------- -------------------
                  19           September 30, 2002         $  1,972,323.00
                  ------------ -------------------------- -------------------
                  20           December 30, 2002          $  2,011,769.00
                  ------------ -------------------------- -------------------
                  21           March 31, 2003             $  2,052,005.00
                  ------------ -------------------------- -------------------


22. Acknowledgment by the Company and Charter, dated July 20, 2000, with respect to the aggregate principal amount of the 1998 Debentures (defined with reference to the Charter Purchase Agreement).